UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2016

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Liberty Plaza, 165 Broadway
New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2015, Investment Technology Group, Inc. (the “Company”) announced that Robert C. Gasser had been terminated as President and Chief Executive Officer of the Company.  In October 2015, Mr. Gasser filed a Demand for Arbitration before the American Arbitration Association against the Company. Mr. Gasser’s statement of claim alleged that the Company breached his employment agreement with the Company by terminating his employment for “cause,” and further alleged that the Company defamed him.

On June 19, 2016, the Company and Mr. Gasser entered into the initial terms of a settlement, which terms were superseded by a Settlement Agreement and General Release, dated as of June 22, 2016 (the “Settlement Agreement”), pursuant to which: (i) Mr. Gasser agreed to dismiss with prejudice all claims alleged in the Demand for Arbitration within one business day of the expiration of the Revocation Period (as defined below), (ii) the Company agreed to pay an aggregate amount of $5.25 million within two business days of the dismissal of the arbitration, of which $3.96 million will be paid to Mr. Gasser and $1.29 million will be paid to Mr. Gasser’s attorneys to cover their fees and costs, (iii) certain provisions of the Employment Agreement between Mr. Gasser and the Company, dated as of April 20, 2010 (the “Employment Agreement”), will continue to apply, including covenants and agreements imposing on Mr. Gasser certain obligations with respect to confidentiality, intellectual property and non-solicitation, (iv) the Company will continue to indemnify Mr. Gasser as provided by and subject to the Employment Agreement and the Company’s Amended and Restated Certificate of Incorporation and Bylaws, (v) the parties agreed to mutual non-disparagement obligations, (vi) Mr. Gasser agreed to cooperate with the Company and generally make himself available in connection with any investigations or legal proceedings involving the Company and (vii) the parties agreed to fully, finally and generally release all claims each party has against the other except for (a) obligations created by or arising out of the Settlement Agreement, (b) claims, defenses or liabilities against Mr. Gasser based on fraud that are presently unknown, (c) unemployment, state disability, and/or worker’s compensation insurance benefits pursuant to the terms of applicable state law, (d) claims that may relate to Company-sponsored benefit plans or those that cannot be lawfully waived and (e) any claim or right that may arise after the effective date of the Settlement Agreement.  The Company expects to be reimbursed for a portion (up to 10%) of the aggregate payment under an applicable insurance policy.  Mr. Gasser has the right to revoke the Settlement Agreement at any time during the period of seven calendar days following the date he signed the Settlement Agreement (the “Revocation Period”). The Company is pleased to reach a resolution of this matter.  The Company recognizes Mr. Gasser’s years of service and wishes him well in the future.

The foregoing description of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

10.1                        Settlement Agreement and General Release, dated June 22, 2016, by and between Robert C. Gasser and Investment Technology Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ Angelique F.M. DeSanto
Angelique F.M. DeSanto
Managing Director, General Counsel and Secretary and Duly Authorized Signatory of Registrant

Dated: June 23, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Settlement Agreement and General Release, dated June 22, 2016, by and between Robert C. Gasser and Investment Technology Group, Inc.